UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2024

DAIS CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-53554	14-1760865
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11552 Prosperous Drive

Odessa, Florida 33556

(Address of principal executive offices) (Zip Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Directors

On April 10, 2024, Ira William McCollum, Jr., and on April 22, 2024, Robert W. Schwartz, resigned from their positions as members of the board of directors of Dais Corporation (the “Company”). Both resignations are effective immediately.

Mr. McCollum and Mr. Schwartz resignations are coincidental and stem from personal and other business commitments; they did not resign due to disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The first new appointee to the Company’s board of directors, effective immediately, is Traver Kennedy, Managing Partner of Sustainable Growth Partners, LLC. He is a globally recognized technology entrepreneur with many years of experience in a variety of businesses nurturing these firms to profitability. Further Mr. Kennedy is one of the founders of Sustainable Growth Partners LLC (SGP), a consultancy supporting the UN Sustainable Development Goals.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAIS CORPORATION

Dated: April 29, 2024	By:	/s/ Timothy N. Tangredi
	Name:	Timothy N. Tangredi
	Title:	Chief Executive Officer

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